                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

                Amendment No. 1 to Application or Report Filed
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



               Date of Report (Date of Earliest Event Reported)



                                March 18, 1999



                             Edison Mission Energy
            (Exact name of registrant as specified in its charter)



                                  California
        (State or other jurisdiction of incorporation or organization)



                 1-13434                                95-4031807
         (Commission File Number)          (I.R.S. Employer Identification No.)

         18101 Von Karman Avenue
           Irvine, California                             92612

(Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code: (949) 752-5588



                                Not Applicable
        (Former name or former address, if changed since last report.)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On March 18, 1999, EME Homer City Generation L.P. (EME Homer City), an indirect, wholly owned affiliate of Edison Mission Energy (EME), completed a transaction with GPU, Inc., New York State Electric & Gas Corporation and their respective affiliates to acquire the 1,884 megawatt (MW) Homer City Electric Generating Station and certain facilities and other assets associated therewith (collectively, Homer City). Homer City is one of the largest coal-fired generating plants in the mid-Atlantic region of the United States.

Consideration for Homer City consisted of a cash payment of approximately $1.8 billion. Pursuant to the Asset Purchase Agreement, EME guarantees all obligations of EME Homer City under the Asset Purchase Agreement.

Homer City is expected to continue to operate as a coal-fired generating station with revenue primarily derived from the sale of electricity under bilateral arrangements with domestic utilities and power marketers under short-term contracts (two years or less) or to the Pennsylvania-New Jersey-Maryland Power
Pool (PJM) or the New York Power Pool (NYPP).   These pools have short-term
markets, which establish an hourly clearing price. Homer City is situated in the PJM Control Area and is physically connected to high-voltage transmission lines serving both the PJM and NYPP markets. Power can also be transmitted to the Midwestern U.S.

On March 18, 1999, Edison Mission Energy Holdings Co. (EME Holdings), parent company of EME Homer City, closed a $1.1 billion financing and EME closed a $700 million financing. The EME Holdings financing consists of (1) an $800 million, 364-day interest only term loan, (2) a $250 million, five-year interest only construction term loan and (3) a $50 million, five-year interest only revolving loan. These loans are structured on a limited-recourse basis, in which the lenders look primarily to the cash generated by EME Holdings and its subsidiaries to repay the debt and have taken a security interest in the assets of EME Holdings and its subsidiaries. The EME financing consists of a $700 million, 364-day interest only revolving credit facility, structured on a recourse, unsecured basis. The proceeds of EME Holdings' $800 million loan and EME's $700 million loan combined with cash of approximately $300 million were used to finance the acquisition of Homer City.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of business acquired. As of the date of filing of this Current Report on Form 8-K, it is impracticable for EME to provide the financial information required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial information will be filed by amendment to this Form 8-K no later than 60 days after this report on Form 8-K is required to be filed.

(b) Pro forma financial information. As of the date of filing of this Current Report on Form 8-K, it is impracticable for EME to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K no later than 60 days after this report on Form 8-K is required to be filed.

(c)  Exhibits.

Exhibit No.                                     Description
-----------                                     -----------
10.55             Credit Agreement, dated as of March 18, 1999 among Edison Mission Holdings Co. and Certain Commercial
                  Lending Institutions, and Citicorp USA, Inc.

10.56             Guarantee and Collateral Agreement made by Edison Mission Holdings Co., Edison Mission Finance
                  Co., Homer City Property Holdings, Inc., Chestnut Ridge Energy Co., Mission Energy Westside,
                  Inc., EME Homer City Generation L.P. and Edison Mission Energy in favor of United States Trust
                  Company of New York, dated as of March 18, 1999.

10.57             Collateral Agency and Intercreditor Agreement among Edison Mission Holdings Co., Edison Mission
                  Finance Co., Homer City Property Holdings, Inc., Chestnut Ridge Energy Co., Mission Energy Westside,
                  Inc., EME Homer City Generation L.P., The Secured Parties' Representatives, Citicorp USA, Inc. as
                  Administrative Agent and United States Trust Company of New York, as Collateral Agent, dated as of
                  March 18, 1999.

10.58             Security Deposit Agreement among Edison Mission Holdings Co., Edison Mission Finance Co., Homer
                  City Property Holdings, Inc., Chestnut Ridge Energy Co., Mission Energy Westside, Inc., EME
                  Homer City Generation L.P. and United States Trust Company of New York, as Collateral Agent,
                  dated as of March 18, 1999.

10.59             Credit Support Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of
                  United States Trust Company of New York.

10.60             Debt Service Reserve Guarantee, dated as of March 18, 1999 made by Edison Mission Energy in favor of United States Trust Company of New York on behalf of the various financial institutions
                  (Lenders) as are or may become parties to the Credit Agreement, dated as of March 18, 1999 among
                  Edison Mission Holdings Co., the Lenders and Citicorp USA, Inc.

10.61             Credit Agreement, dated March 18, 1999 among Edison Mission Energy, Certain Commercial
                  Lending Institutions and Citicorp USA, Inc.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    Edison Mission Energy
                                    ---------------------
                                        (Registrant)



                                    By      /s/ JAMES V. IACO, JR.
                                      ----------------------------------
                                              JAMES V. IACO, JR.,
                                          SENIOR VICE PRESIDENT AND
                                           CHIEF FINANCIAL OFFICER



Date: April 1, 1999
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